Exhibit 10.14

NOTICE OF CONVERSION

Global Clean Energy, Inc:

The undersigned hereby elects to surrender and convert a certain past due promissory note dated May 15, 2009 and November 4, 2009 due by Global Clean Energy, Inc, (the“Company”) in favor Sylvain McMahon for a total of $50,000.00, which was thereafter assigned to 7068778 Canada Inc, into shares of common stock of the Company (the “Common Shares”) according to the conditions hereof, as of the date written below.

Conversion Calculations:

Date of Conversion: March 4th 2013

Amount of Conversion: $50,000.00
Number of Common Shares to be issued: 4,545,455

Amount remaining on note following this conversion: $0.00

7068778 Canada Inc
By:

(s) Jamie Ross

Name: Jamie Ross
Title: President